Exhibit 99.3 Modeling Constructs for Indefeasible Rights of Use (IRU) There are several components to each deal, and each one has unique characteristics, but generally… ❑ Most IRUs (long term leases structured as IRUs) average ~20 years. Economics vary greatly by deal (i.e., capacity, scale, existing routes vs. new, etc.) What follows are generalizations across multiple contracts and what we see in the market. ❑ Revenue and Cash: Depending on contract, but usually three components: • Infrastructure: Meaningful upfront cash collection with remainder tied to contract specific milestones. Revenue amortized over the IRU term ~240 months, with revenue recognition generally starting after delivery/customer acceptance (rolling recognition based upon route delivery, etc.) and will take several years to reach full amortized run rate • Space and Power: Data Center Colocation and Running Line space and power recognized over term of IRU, usually aligned to Infrastructure term • Operations and Maintenance (O&M): Related to maintaining infrastructure and paid annually over life of IRU with annual CPI escalators. On average, annual O&M is low double digit % of Contract Value. ❑ Increased Opex: to support deals is front-end loaded as we ramp resources - - mainly spent over first 0-4 years ❑ Capex: Meaningful cash outflows to support construction (fiber overpulls, new routes, space & power, Gateway expansions) mainly spent over first 5 years - - timing of cash will be lumpy ❑ Margin Profile • aEBITDA: Margins will be high because of extensive network investment made over the past 25 years • Cash Contribution Margin: Cash Margin after incremental Capex varies, but approximates our current aEBITDA margin % ❑ Cash Taxes: Majority paid one year after cash collected (~25% effective tax rate) © © 2024 2024 L Lum ume en n T Te ech chno nol lo og giie es s. . Al All l Ri Rig gh ht ts s Re Res se erv rve ed d. .

Forward-Looking Statements Except for the historical and factual information contained herein, the matters set forth in this presentation and other of our oral or written statements, including statements related to opportunities with respect to our Private Connectivity Fabric business, other revenue generating opportunities, future sales and business, future events, business outlook, priorities, sales and business growth, demand for products and services, and potential future transactions, and that may be identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “could” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that we may not reach agreements with respect to any such opportunities or transactions on the expected timeframe or terms or at all, that the revenue from any such opportunities or transactions may be less than our current expectations or that the obligations associated with any such opportunities may be more significant than our current expectations, that the completion of any future transactions may be subject to conditions that may not be satisfied on expected timeframes or at all, and that any such opportunities or transactions may not be executed in a timely manner, or at all. Many of these risks, uncertainties and assumptions are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. Unless legally required, we undertake no obligation and expressly disclaim any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 2 2 © © 2024 2024 L Lum ume en n T Te ech chno nol lo og giie es s. . Al All l Ri Rig gh ht ts s Re Res se erv rve ed d. .